Exhibit 99.1

Skilled Healthcare Group Announces Amendment to Credit Facility
FOOTHILL RANCH, Calif. - June 6, 2013 - Skilled Healthcare Group, Inc. (NYSE: SKH) today announced that it has amended its senior secured credit facility to modify the leverage covenant. The amendment provides the Company with additional financial flexibility as it continues to manage through recently enacted reimbursement changes and a challenging operating environment. “While we remained in compliance with the existing leverage covenant and the other financial requirements in our credit facility, this amendment provides us additional flexibility with regard to leverage,” said Boyd Hendrickson, Chairman and Chief Executive Officer of Skilled Healthcare Group. “We also continue to work on our previously-announced anticipated HUD financing, which presents a great opportunity to strengthen our balance sheet,” continued Mr. Hendrickson.
About Skilled Healthcare Group, Inc.
Skilled Healthcare Group, Inc., based in Foothill Ranch, California, is a holding company with subsidiary healthcare services companies, which in the aggregate had trailing twelve month revenue of approximately $872 million and approximately 15,000 employees as of March 31, 2013. Skilled Healthcare Group and its wholly-owned companies, collectively referred to as the "Company," operate long-term care facilities and provide a wide range of post-acute care services, with a strategic emphasis on sub-acute specialty health care. The Company operates long-term care facilities in California, Iowa, Kansas, Missouri, Nebraska, Nevada, New Mexico and Texas, including 74 skilled nursing facilities that offer sub-acute care and rehabilitative and specialty health skilled nursing care, and 22 assisted living facilities that provide room and board and social services. In addition, the Company provides physical, occupational and speech therapy in Company-operated facilities and unaffiliated facilities. Furthermore, the Company provides hospice and home health care in Arizona, California, Idaho, Montana, New Mexico and Nevada. The Company leases 5 skilled nursing facilities in California to an unaffiliated third party operator. More information about Skilled Healthcare is available at www.skilledhealthcaregroup.com.

Forward Looking Statements
This release includes "forward-looking statements." You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as "may," "will," "project," "might," "expect," "believe," "anticipate," "intend," "could," "would," "estimate," "continue" or "pursue," or the negative or other variations thereof or comparable terminology. They include statements about Skilled Healthcare's anticipated HUD financing. These forward-looking statements are based on current expectations and projections about future events, including the assumptions stated in this release. Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance of Skilled Healthcare may differ materially from that expressed or implied by such forward-looking statements. There can be no assurance that the HUD financing will be completed in the timeframe anticipated by the Company, or at all. Additionally, the Company faces a number of other risks and uncertainties, including, but not limited to, the factors described in Skilled Healthcare's Annual Report on Form 10-K for the year ended December 31, 2012 filed with the Securities and Exchange Commission (including the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained therein) and in our subsequent reports on Form 10-Q and Form 8-K. Any forward-looking statements are made only as of the date of this release. Skilled Healthcare disclaims any obligation to update the forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements.
Investor Contact:
Skilled Healthcare Group, Inc.
Dev Ghose or Chris Felfe
(949) 282-5800

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